STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is entered into as of this 26h day of January, 2010 between Chris Davies, Curtis Davies, Cim Davies and Tangiers LLC (collectively “Sellers”) and Micro Mammoth Solutions, Inc., a Nevada corporation (“Buyer”).

RECITALS

A.  Sellers are the owners of all the issued and outstanding shares of Atlas Capital Partners, LLC, a Florida Limited Liability Company (“Atlas”); and

B.  Buyer wishes to buy and Sellers wish to sell all of the shares of Atlas in exchange for shares of Buyer as set forth herein.

C. In consideration of the foregoing recitals, the mutual representations, warranties and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

1. PURCHASE AND SALE.  Sellers hereby sell and Buyer hereby buys the shares of Atlas as set forth below for the shares of Buyer so specified:

Chris Davies: 2,000,000 shares of Atlas for 4,000,000 shares of Buyer.

Tangiers Capital LLC: 1,000,000 shares of Atlas for 2,000,000 shares of Buyer.

Curtis Davies: 300,000 shares of Atlas for 600,000 shares of Buyer.

Duncan Farmer: 300,000 shares of Atlas for 600,000 shares of Buyer.

Cim Davies: 100,000 shares of Atlas for 200,000 shares of Buyer.

2. SELLERS’ REPRESENTATIONS AND WARRANTIES.  Sellers represent and warrant to Buyer that the following statements are true and correct:

(a) Sellers have all requisite capacity, power and authority to execute, deliver and perform this Agreement and transfer the shares of Atlas to the Buyer.

(b) Sellers are the beneficial and record owners of the shares transferred and have good and marketable title to the shares, free and clear of all liens and no seller owns any other shares of Atlas or knows of any other shares of Atlas that are not being transferred to Buyer.  Sellers are not parties to any outstanding subscription, option, call, warrant, purchase right or other contract that would require Sellers to sell, transfer or otherwise dispose of any of the Atlas shares.  The Atlas shares transferred by the Sellers are free and clear of all liens and Buyer acquires such shares with good and valid title.

(c)This Agreement has been duly and validly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by principles of equity, and is effective to transfer the Atlas shares to the Buyer.

(d) There are no actions pending or to the knowledge of Sellers threatened against or affecting Sellers or their assets in or before any court or authority that would adversely impact this Agreement and Sellers are not subject to any order, writ, judgment, injunction, decree or award which could have an adverse impact on any Seller’s ability to sell the shares or otherwise comply with the terms of this Agreement.

3. BUYER’S REPRESENTATIONS AND WARRANTIES.  Buyer represents and warrants to Sellers that the following statements are true and correct:

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.  Buyer has all requisite corporate power and authority to operate its business, is duly licensed and in good standing in each jurisdiction in which it does business and is in good standing and is current in its filings with the Securities and Exchange Commission.

(b) Buyer has all requisite capacity, power and authority (subject to shareholder ratification) to execute, deliver and perform this Agreement and transfer shares of Buyer for the shares of Atlas as set forth in Paragraph 1 of this Agreement.

(c)All of Buyer’s shares to be issued to the Sellers have been duly authorized and validly issued, are fully paid and are non-assessable, and will be issued in compliance with all applicable federal and state securities laws.

4. ENTIRE AGREEMENT.  This Agreement constitutes the exclusive statement of the agreements between the Buyer and Sellers concerning the subject matter hereof and supersedes all other prior agreements, if any, concerning the subject matter.  Sellers and Buyer further agree that each have been allowed a full opportunity to inquire into the business and operations of the entities whose shares have been transferred and that such inquiry  has satisfied them concerning the agreements, representations and warranties contained herein.

5. MODIFICATION. No modification or waiver of this Agreement shall be enforceable unless made in a written instrument signed by all the parties to this Agreement.

6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Buyer, Sellers and their respective successors and assigns.

7. JURISDICTION AND VENUE.  Any action which relates to the provisions of this Agreement shall be brought solely in a state or federal court located in Palm Beach County, Florida and all objections to personal jurisdiction and venue in any such action are hereby waived.  The parties waive personal service of an and all process and consent that all such service of process shall be made by U.S Mail to the address shown with respect to each party to this Agreement upon its signature page.

8. COUNTERPARTS. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  A facsimile, electronic copy or other copy of a signature shall be considered an original.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida.

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date set forth above.

MICRO MAMMOTH SOLUTIONS, INC.

By its CEO

Attest: Acting Secretary

Chris Davies

Tangiers LLC by its Authorized Representative

Curtis Davies

Duncan Farmer

Cim Davies